EXHIBIT 99.1

Contact:	Donald R. Myll
Chief Financial Officer
Joseph Marino
Director of Investor Relations
866.861.3229

FOR IMMEDIATE RELEASE

AMN HEALTHCARE SERVICES, INC. ELECTS

SUSAN R. NOWAKOWSKI TO BOARD OF DIRECTORS

SAN DIEGO – (September 26, 2003) – AMN Healthcare Services, Inc. (NYSE: AHS) today announced that Susan R. Nowakowski has been elected to its Board of Directors. Ms. Nowakowski is currently the Company’s President and Chief Operating Officer. During her 13-year tenure with AMN she has held prior positions as Chief Financial Officer, Senior Vice President, and Executive Vice President.

“During her time at AMN, Susan Nowakowski has developed a strong record of managing growth in our core business and through strategic acquisitions,” said Robert B. Haas, Chairman of AMN Healthcare Services, Inc. “ Susan’s extensive experience in healthcare staffing and her proven skills as a dynamic leader and strategic planner will be valuable in her role as a member of our Board of Directors.”

Nowakowski was appointed Chief Operating Officer in November 2000 and in May 2003 she was named President.

Company Summary

AMN Healthcare Services, Inc. is the largest nationwide provider of travel healthcare staffing services. AMN recruits nurses and allied health professionals nationally and internationally and places them on temporary assignments, typically for 13 weeks, at acute-care hospitals and healthcare facilities throughout the United States.